                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-85141 of Huntsman ICI Chemicals LLC of our report dated February 26, 1999 (July 1, 1999 as to Note 14), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Houston, Texas

November 30, 1999